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                                                               EXHIBIT 99.1

                                   DETACH HERE

                                      PROXY

                            HOMESTAKE MINING COMPANY

                         1600 Riviera Avenue, Suite 200

                       Walnut Creek, California 94596-3568

              SPECIAL MEETING OF STOCKHOLDERS - DECEMBER 14, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF HOMESTAKE MINING COMPANY

The undersigned hereby appoints Jack E. Thompson, Walter T. Segsworth and Wayne Kirk as proxies, and each of them with full power to act without the others, as proxies, each with the power to appoint a substitute, and hereby authorizes any of them to represent and to vote, as designated on the reverse side, all shares of common stock of Homestake Mining Company held of record by the undersigned on October 30, 2001 at the Special Meeting of Stockholders to be held on December 14, 2001, or any postponement or adjournment thereof.


THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE AGREEMENT AND PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

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 SEE REVERSE                                                        SEE REVERSE
    SIDE           CONTINUTED AND TO BE SIGNED ON REVERSE SIDE         SIDE
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HOMESTAKE MINING COMPANY

c/o EquiServe Trust Company N.A.
P.O. Box 9398
Boston, MA 02205-9398

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                         Vote by Telephone                                   Vote by Internet
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It's fast, convenient, and immediate!                            It's fast, convenient, and your vote is
Call Toll-free on a Touch-Tone Phone                             immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).
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Follow these four easy steps:                                    Follow these four easy steps:

1.   Read the accompanying Proxy Statement/Prospectus and        1.   Read the accompanying Proxy
     Proxy Card.                                                      Statement/Prospectus and Proxy Card.

2.   Call the toll-free number 1-877-PRX-VOTE                    2.   Go to the Website
     (1-877-779-8683).  Stockholders residing outside of the          http://www.eproxyvote.com/hm
     United States can call at no charge on a touch-tone phone        ----------------------------
     1-201-536-8073.                                             3.   Enter your 14-digit Voter Control
                                                                      Number located on your Proxy Card above
3.   Enter your 14-digit Voter Control Number located on your         your name.
     Proxy Card above your name.
                                                                 4.   Follow the instructions provided.
4.   Follow the recorded instructions.
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YOUR VOTE IS IMPORTANT!                                          YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                                     Go to http://www.eproxyvote.com/hm anytime!
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DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                   DETACH HERE

         PLEASE MARK VOTES
         AS IN THIS EXAMPLE:  [X]

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY
     WILL BE VOTED "FOR" PROPOSAL NUMBER 1.

THE HOMESTAKE MINING COMPANY BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:



1. To Adopt the Agreement and Plan of Merger dated as of June 24, 2001, among Barrick Gold Corporation, Homestake Merger Co. and Homestake Mining Company. In the merger, each issued and outstanding share of Homestake common stock will be converted into the right to receive 0.53 Barrick common shares.

         FOR      [ ]
         AGAINST  [ ]
         ABSTAIN  [ ]

HOMESTAKE MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE HOMESTAKE BOARD OF DIRECTORS.

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]

                              PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

------------------------      Sign exactly as name appears on this proxy card.
                              If shares are held jointly, each holder should
------------------------      sign. Executors, administrators, trustees,
                              guardians, attorneys and agents should give their
------------------------      full titles. If stockholder is a corporation, sign
                              in full corporate name by an authorized officer.

Signature:_________________ Date:_______ Signature:_________________ Date:______